UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2018

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, the Compensation Committee of the Board of Directors of Cadence Design Systems, Inc. (“Cadence”) approved a Third Amendment (the “Third Amendment”) to the Employment Agreement between Cadence and Lip-Bu Tan, its Chief Executive Officer, dated January 8, 2009 and amended on May 13, 2009 and March 1, 2010 (collectively, the “Agreement”).

As set forth in the Third Amendment, Mr. Tan’s annualized base salary has been increased to $725,000 and he is eligible to earn an incentive bonus under Cadence’s Senior Executive Bonus Plan targeted at 125% of his annualized base salary.

The Third Amendment also amends the Agreement to provide that the lump-sum severance payment that may be payable to Mr. Tan on the 30th day following his “Termination Date” (as defined in the Agreement) be increased to (i) 125% of his annual base salary for a termination of employment without “Cause” or a “Constructive Termination” not in connection with a “Change in Control” (as each term is defined in the Agreement) and (ii) 187.5% of his annual base salary for a termination without “Cause” or a “Constructive Termination” in connection with a “Change in Control,” in each case subject to the other terms and conditions of the Agreement.

Except as amended by the Third Amendment, the Agreement remains in effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement (which is filed as Exhibit 10.93 to Cadence’s Annual Report on Form 10-K for the year ended January 3, 2009), as amended by the Third Amendment, which Cadence intends to file as an exhibit to a periodic report filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2018

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie Senior Vice President, General Counsel and Secretary